EXHIBIT 99.1

           LETTER FROM Bomar, Hammett & Associates, CPAs, P.A.

Bomar, Hammett & Associates, CPAs, P.A.
5353 SW College Road
Ocala, FL 34474

August 8, 2005

Commissioner:

We have received a copy of the registrant's (J R Bassett Optical, Inc.) disclosures in regard to its change of accountants. We hereby confirm that the disclosures are true and correct to the best of our knowledge.

                         /s/Bomar, Hammett & Associates, CPAs, P.A.